EXHIBIT 5.1
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[GRAPHIC OMITTED] LACK0WICZ,                         SUITE 300,204 BLACK STREET
                  SHIER                               WHITEHORSE, YUKON YlA 2M9
                  & HOFFMAN                             TELEPHONE: 867-668-5252
                                                              FAX: 867-668-5251
BARRISTERS & SOLICITORS                    E-MAIL: lackowicz.shier@yukonlaw.com
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IN ASSOCIATION WITH

[GRAPHIC OMITTED] Bull,                   Reply Attention To: Paul W. Lackowicz
                  Housser                 DIRECT E-MAIL:plackowicz@yukonlaw.com
                  & Tupper
                                                             Our File No: 33661

                                                                    May 31,2006


Ivanhoe Mines Ltd.
Suite 654, 999 Canada Place
Vancouver, BC V6C 3E1

Dear Sirs/Mesdames:

         RE: IVANHOE MINES LTD. - 2006 STOCK OPTION PLAN

         We act as Yukon counsel to Ivanhoe Mines Ltd. (the "Corporation"). We have been asked by the Corporation to render an opinion in connection with the Corporation's preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the SECURITIES ACT OF 1933, as amended. The Registration Statement relates to an aggregate of 3,000,000 common shares of the Corporation (the "Shares") which maybe issued pursuant to an amendment to the Corporation's Employees' and Directors' Equity Incentive Plan (the "Plan") which increases the maximum number of shares issuable under the Plan from 29,000,000 to 32,000,000.

SCOPE OF REVIEW

         For the purposes of our opinion, we have reviewed faxed copies of the following:

         1. an emailed copy of a Certificate of the Secretary of the Corporation, dated May 18, 2006 certifying the following:

               a. Resolutions of the Directors of the Corporation passed at a meeting held March 30, 2006;

               b. Resolutions of the Shareholders of the Corporation passed May 12,2006; and

               c. a consolidated copy of the Employees' and Directors' Equity Incentive Plan dated May 12, 2006;


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    PAUL W. LACKOWICZ          DANIEL S. SHIER            DEBBIE P. HOFFMAN
     LORI A. LAVOIE           SERGE M. LAMARCHE       BRENDA F. SMICHURA-JEROME

                       COUNSEL: TIMOTHY S. PRESTON, Q.C.

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File No.  33661


         2. a Certificate of Status for the Corporation issued on May 25, 2006 by the Yukon Registrar of Corporations under the BUSINESS CORPORATIONS ACT (Yukon); and

         3. an electronic copy draft copy of the Form S-8, to be filed with the SEC in relation to the Shares (the "Draft Form S-8").

         We have examined originals or copies, certified or identified to our satisfaction, of the articles and by-laws of the Corporation and of such corporate records of the Corporation, certificates of public officials, officers of the Corporation and such other documents and have considered such questions of law and made such other investigations as we have deemed relevant or necessary as a basis for the opinions hereinafter expressed.

ASSUMPTIONS

         In rendering this opinion, we have assumed:

1.       The genuineness of all signatures;

2. The authenticity and completeness of all documents submitted to us as originals;

3. The conformity to original documents and the completeness of all documents submitted to us or received by us as conformed copies, certified copies, photocopies or facsimile transmissions, and the authenticity of the originals where certified copies, photocopies or facsimile transmissions have been submitted or received;

4. The accuracy, completeness and truth of all facts set forth in corporate records or official public records and certificates and any other documents, certificates or records supplied by corporate or public officials and the identity and capacity of all individuals acting or purporting to act as such; and

5. The Form S-8 filed with the SEC in relation to this transaction is not materially different from the Draft Form S-8.

PRACTICE RESTRICTION

         We are solicitors qualified to carry on the practice of law in the Yukon Territory only and we express no opinion as to any laws or matters governed by the laws other than the Yukon Territory and the federal laws of Canada applicable therein in effect as at the date of this opinion.


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File No.  33661


OPINION

         Based and relying upon the foregoing, we are of the opinion that, upon receipt by the Corporation of full payment therefor pursuant to the Corporation's Employees' and Directors' Equity Incentive Plan and delivery by the Corporation of the share certificates representing the Shares, the Shares will be validly issued as fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                             Yours very truly,

                                             LACKOWICZ, SHIER & HOFFMAN

                                             /s/ Lackowicz, Shier & Hoffman